   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON             , 1999
                                                          REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               REGIS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MINNESOTA                                       41-0749934
        (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                              7201 METRO BOULEVARD
                                EDINA, MN 55439
                                 (612) 947-7777
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              BERT M. GROSS, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               REGIS CORPORATION
                              7201 METRO BOULEVARD
                             MINNEAPOLIS, MN 55439
                                 (612) 947-7350
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                             PROPOSED           PROPOSED
                                                             MAXIMUM             MAXIMUM
       TITLE OF EACH CLASS             AMOUNT TO BE       OFFERING PRICE        AGGREGATE          AMOUNT OF
  OF SECURITIES TO BE REGISTERED        REGISTERED         PER SHARE(1)     OFFERING PRICE(1)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.05 par value......    200,000 shares          $17.07           $3,414,000             $949
================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee under Rule 457(c) based on the average of the high ($17.44) and the low ($16.69) prices for such shares on the NASDAQ National Market System on October 15, 1999.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS

                      FOR THE PUBLIC OFFERING FOR SALE OF:

                         200,000 SHARES OF COMMON STOCK
                                       OF
                               REGIS CORPORATION

     This is a public offering of shares of common stock by Regis Corporation. We will issue the shares offered by this prospectus to our franchisees and their employees who qualify to purchase the shares under the Regis Corporation 1999 Franchise Contributory Stock Purchase Plan.

     No period of time has been fixed within which the shares may be offered or sold with respect to this offering.

     Our stock is quoted on the NASDAQ Stock Market under the symbol "RGIS." On October 15, 1999, the last sale price of our stock as reported by NASDAQ was $17.13 per share. The common stock is being offered on a delayed or continuous basis.

     FOR RISKS IN BUYING OUR STOCK, SEE "RISKS RELATED TO THE BUSINESS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                October 19, 1999

                         RISKS RELATED TO THE BUSINESS

     INCREASED COMPETITION IN THE HAIR CARE INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. The hair care industry is highly competitive and has limited barriers to entry. In every locality in which we currently operate, there are competitors offering similar services and products. These competitors may be single salon operators or national chains. In many cases, we face one or more competitors within malls in which we operate, including companies operating salons as departments within department stores, salon chains, independently owned salons, and salons operating under franchises from other franchising companies. Any increased competition from these competitors could negatively effect sales volume of both our company-owned and franchised salons. In turn, this would reduce our company-owned salons' revenue and profits and reduce royalty revenue from our franchised locations and could have a material adverse effect on our business, results of operations, and financial position.

     INCREASED COMPETITION FOR RETAIL SITES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. Our ability to grow depends upon our ability to obtain attractive retail sites for new company-owned salons and the ability of our franchisees to obtain attractive retail sites for new franchised salons. A salon's success depends significantly on the quality of the site selected for a new salon. We and our franchisees face intense competition for retail sites from other companies operating in the hair care industry and from retailers operating in other industries. The failure to obtain adequate retail sites could have a material adverse effect on our business, results of operations and financial position. Any increased competition for retail sites could result in higher occupancy and other costs for new salons. In turn, this could have a material adverse effect on our business, results of operations, and financial position.

     OUR INABILITY TO RETAIN AND HIRE QUALIFIED EMPLOYEES FOR OUR COMPANY-OWNED SALONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. Our growth is dependent in part upon our ability to retain and hire qualified employees to work in our company-owned salons. There is no assurance that potential future employees will have the qualifications and skills necessary or desirable for our business to grow. In addition, there is no assurance that our existing employees will remain with us. The inability to retain or hire qualified employees could have a material adverse effect on our business, results of operations, and financial position.

     CHANGES IN OUR RELATIONSHIP WITH OUR SUPPLIERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. We are dependent upon our relationships with our suppliers who supply us with hair care and other beauty products that we, in turn, sell to our customers through company-owned salons and sell to our franchisees for resale to such franchisee's customers. Although we presently have no reason to believe that any of our major beauty product suppliers will cancel their distribution agreements with us, if these suppliers did cancel their distribution agreements, this could cause a reduction in the sale of beauty products and the loss of those corresponding margins. Any such cancellation of distribution could have a material adverse effect on our business, results of operations, and financial position.

     COSTS ASSOCIATED WITH YEAR 2000 COMPLIANCE ISSUES COULD BE GREATER THAN ANTICIPATED. We have previously initiated a comprehensive project to prepare our computer systems for the year 2000. We have completed all phases of the project including the awareness, assessment, validation and implementation phases. Accordingly, we believe the year 2000 will not have a significant impact on operations. As part of the overall project, we are in the process of developing a contingency plan to mitigate our risk that primary vendors or other external forces could have an impact on our operations. We have also contacted our critical suppliers of products and services to assess whether the suppliers' operations and the products and services they provide are Year 2000 compliant or to monitor their progress toward Year 2000 compliance. The results of our inquiries have indicated that the majority of our critical suppliers are either compliant or have a plan in place to be compliant by the end of 1999. However, there can be no absolute assurance that any company's failure to ensure Year 2000 compliance would not have an adverse effect on the Company.

                               REGIS CORPORATION
                1999 FRANCHISE CONTRIBUTORY STOCK PURCHASE PLAN

                                  INTRODUCTION

     Under the Plan, Common Stock of the Company is purchased on the open market on behalf of the Plan's participants with funds contributed by the participants and a matching contribution of 5% of any participant's contribution by the Company. The Company will bear all commissions and other expenses incurred in these purchases. An employee of a franchise location may contribute up to 10% of his or her annual compensation to the Plan. Franchise owners may contribute up to $500 per month per location, up to a maximum of $1,000 per month. The Plan allows franchise owners and eligible franchise employees an opportunity to acquire an ownership interest in the Company and to share in its future.

     The Company's Board of Directors approved the Plan on August 24, 1999. The Plan commenced on November 1, 1999. Shareholder approval of the Plan is not required under the laws of the State of Minnesota.

                           PARTICIPATION IN THE PLAN

     If you wish to participate in the Plan, send the attached Notice of Participation form to the Company's Financial Accounting Department, Regis Corporation, 7201 Metro Boulevard, Minneapolis, Minnesota 55439. To participate your form must be postmarked no later than the last day of the month of the enrollment period.

                            DESCRIPTION OF THE PLAN

     The following explanatory material is offered as an aid to a more comprehensive understanding of the Plan. You are also urged to read the full text of the Plan which is set forth as Exhibit A to this Prospectus.

WHO MAY PARTICIPATE IN THE PLAN?

     All domestic franchise owners of the Company and all domestic employees of such franchise owners are eligible to participate in the Plan. The Company estimates that approximately 15,000 individuals will be eligible to participate in the Plan as of November 1, 1999, the plan commencement date.

     If the laws of the state in which you reside prohibit your participation in the Plan, or render the Plan or its operation illegal or unduly burdensome to the Company, you will not be eligible to participate.

WHY SHOULD THE PLAN INTEREST ME?

     The Plan provides, through contributions from eligible franchise employees or owners (Participants) and matching Company contributions, a convenient method for you to purchase the Company's Common Stock at a cost to Participants below the market price and without payment of brokerage commissions or fees. It is intended as an incentive for your continuing involvement with the Company and to encourage your having an ownership interest in the Company's future.

HOW DOES THE PLAN OPERATE?

     In each calendar month, your prior month's contributions plus a matching contribution by the Company equal to 5% of the participant's contribution to the Plan will be used to purchase shares of the Company's Common Stock in the open market. In addition, if you allow your shares to remain in your Stock Purchase Account, all dividends declared thereon will be reinvested in additional shares; the Company will not, however, make any contribution toward the purchase of shares acquired with dividend proceeds. The Company presently pays quarterly dividends of $.03 per share.

     Your cost will be the average price per share for shares purchased under the Plan during each month, and your account will be credited with such shares of Common Stock (and any fractional interest in a share) as may be purchased at this average price by your contribution and the Company contribution. Moreover, the Company will bear all commissions and other expenses incurred in these purchases.

     Up to 200,000 shares of the Company's Common Stock may be purchased by participants under the Plan. Also, unless the Plan is terminated earlier, it will end when the Company has expended $500,000 as its 5% matching contribution, commissions and other expenses.

     The operation of the Plan is administered by an Administrative Committee ("Committee") whose members are selected from among the Company's Board of Directors. The amount, price and timing of all stock purchases are within the sole discretion of an independent Administrative Agent ("Agent") selected by the committee.

HOW MAY I PARTICIPATE?

     If you wish to participate in the Plan, send the attached Notice of Participation form in a separate envelope clearly marked "REGIS CORPORATION FRANCHISE CONTRIBUTORY STOCK PURCHASE PLAN" to Regis Corporation, Financial Accounting Department, 7201 Metro Boulevard, Minneapolis, MN 55439.

WHEN CAN I JOIN THE PLAN?

     Your election to participate in the Plan can only be made during an enrollment period. Thereafter, you will not be able to join the Plan until the next enrollment period.

WHAT IS MY CONTRIBUTION?

     You select the amount you want to contribute. The minimum amount franchise employees may contribute is $10 per month, and the maximum amount is 10% of their compensation. The minimum monthly amount for franchise owners is $10, and the maximum is $500 per location, per month, not to exceed $1,000 in any month. Compensation as used in this plan means the annualized rate of pay (monthly salary, hourly rate, base pay, commissions and premium pay) in effect for the employee on the first day of the enrollment period.

     If for any reason your contribution is insufficient to permit the fixed dollar amount you selected, then neither you nor the Company will make a contribution for that payroll period.

CAN I TERMINATE MY PARTICIPATION IN THE PLAN?

     Yes, participation in the Plan is entirely voluntary and you can terminate your participation at any time. Election to terminate your participation in the Plan will render you ineligible to participate again in the Plan unless a subsequent enrollment period is authorized. Upon termination, all unapplied credits and fractional shares in your Stock Purchase Account will be refunded in cash without interest as soon as practicable. You may withdraw your full shares from your account by making such a request directly to the Administrative Agent:
U.S. Bancorp Piper Jaffray, P.O. Box 28, Minneapolis, Minnesota 55440, (800/333-6000 or 612/342-6537). You are not entitled to withdraw any unapplied credits except by withdrawal from the Plan.

CAN I CHANGE THE AMOUNT OF MY CONTRIBUTION?

     Once you enroll in the Plan, you will be able to increase or decrease the amount of your contribution (except by termination of your participation) only during a subsequent enrollment period. See "When can I join the Plan?" above.

     Once the fixed dollar amount of your contribution is established it will remain fixed thereafter until either the next enrollment period, the termination of the Plan, or your withdrawal from the Plan.

WHAT IS THE COMPANY'S CONTRIBUTION?

     Each month, the Company will contribute to the Plan an amount equal to 5% of each Participant's contribution to the plan. In other words, for every $10.00 contributed by you, the Company will contribute $0.50. In addition, if any cash dividends are paid by the Company with respect to stock held by the Agent in your Stock Purchase Account, the dividends will be used to purchase additional shares for you without an additional contribution by the Company. However, in no event will the Company be obligated to make contributions under the Plan in excess of $500,000 in the aggregate (including broker's commissions, transfer fees and similar expenses).

     In the event the Company's contributions are inadequate, because of the $500,000 limitation, to fully supplement the employee contributions, all further participant contributions shall terminate and the excess in each individuals account over the fully supplemented amount, as prorated among all participants according to the amount of their participation, shall be refunded in cash, without interest, as soon as practicable.

     As a Participant in the Plan you have no legal interest in the Company's contribution until it is spent for the purchase of shares under the Plan and hence it is not transferable or assignable. The tax effect to the Company for its participation in the Plan is that its contributions and administrative costs will be deductible as business related expenses.

WHAT ACCOUNTING OF MY CONTRIBUTIONS AND STOCK PURCHASES IS MAINTAINED?

     A Stock Purchase Account will be established in your name and will be credited each period with the amount of your contribution and the Company's contribution. When the

Agent purchases the Company's Common Stock your Account will be credited with the appropriate number of shares and charged accordingly. For example, if in the month of February you contributed $20.00, your account would have been credited with your $20.00 and $1.00 from the Company, for a total of $21.00. Then when the Agent purchases the Company's Common Stock in March with the funds provided by your contributions and the Company's contribution, and assuming an average price per share of $10.50, your account would be credited with two full shares and charged $21.00. If you contribute $25.00, the Company's contribution would have been $1.25 and your account would then have a credit of $5.25 (or an interest in a fractional share) which could be carried forward to next month. The $5.25 credit in your account will not affect the amount of future contributions. The Agent has the option to either carry forward for future purchases or remit any funds not invested in any month.

     The Agent will furnish you a statement of your purchases and account balance after the close of each calendar quarter.

DO I RECEIVE INTEREST ON MY ACCOUNT BALANCE?

     In view of the 5% matching contribution made by the Company and to limit bookkeeping, no interest will be paid on any balance in your account.

WHAT HAPPENS TO THE SHARES AFTER THEY ARE PURCHASED?

     The shares purchased under the Plan on behalf of the Participants will be purchased in the name of the Agent for the account of the Plan and its Participants and will be issued in your name and delivered to you upon your request or as you otherwise direct from time to time. All requests for withdrawal of full shares held in your Stock Purchase Account must be made directly to the Administrative Agent.

     Once the shares are purchased and credited to your account, you will own them regardless of the name or manner in which the shares are registered. As a shareholder you will have all rights, privileges and powers provided by law to shareholders and you are free to dispose of your shares at your discretion by sale, gift or other means. Your participation in the Plan will not be affected by any disposition of your shares.

WHAT ARE THE INCOME TAX EFFECTS OF MY PARTICIPATION IN THE PLAN?

     The 5% contribution by the Company is regarded as income to you. Furthermore, the Company will provide a 1099 to each participant as required by law.

     If and when you sell your shares, the average price at which your shares were acquired each month (excluding all commissions, taxes and other similar costs of acquisition paid by the Company) will be your cost basis for purposes of capital gain or loss, either short-term or long-term depending on your holding period of such shares. Your holding period begins when the shares are actually purchased.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the restrictions and special tax treatment provided therein are not available to participants. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

WHAT IF MY OWNERSHIP OR EMPLOYMENT ENDS?

     Your participation in the Plan ceases automatically if your ownership or employment ends due to death, disability, retirement, discharge, resignation or any other reason or if you do not continue to meet all eligibility requirements.

     The Committee will have discretion to determine in individual cases whether authorized leaves of absences or absences for military or for governmental service will constitute termination of employment for the purposes of the Plan.

HOW MAY THE PLAN BE CHANGED?

     The Board of Directors may from time to time suspend, discontinue or extend the Plan or revise or amend it as they deem necessary or appropriate.

WHEN DOES THE PLAN END?

     The Plan will end at the earliest of the following times:

     (a) when the Company has contributed $500,000 (including broker's commissions, transfer fees and similar expenses) to the Plan;

     (b) when the 200,000 shares registered with the Securities and Exchange Commission under this Prospectus have been purchased; or

     (c) at any time after the giving of 30 days notice by the Company.

HOW IS THE PLAN ADMINISTERED?

     The Plan is administered by an Administrative Committee ("Committee"), which is composed of not less than three members selected from the Company's Board of Directors. The Committee members are appointed from time to time by the Chairman of the Board and serve at the pleasure of the Chairman. Members of the Committee serve without any compensation but are reimbursed by the Company for any expenses related to administering the Plan.

     The Committee is responsible for general administration of the Plan, proper execution of its provisions, construction of the Plan and determination of all questions arising thereunder. It has power to establish, interpret and enforce rules and regulations for administration, provided such rules and regulations are uniformly applicable to all persons similarly situated.

     At the present time the members of the Committee are as follows: Myron Kunin, Chairman of the Board of Directors, and Rolf F. Bjelland and Van Zandt Hawn who are outside directors of the Company. The address of all members of the Committee is the address of the Company.

     Records maintenance, confirmation of purchases, ordinary legal and accounting activities and similar routine administrative responsibilities are carried out by an independent Administrative Agent ("Agent"), subject to oversight of the Committee. This Agent determines the amount, price and timing of all purchases of the Company stock in its sole discretion. The stock is purchased on the open market. The Agent is U.S. Bancorp Piper Jaffray, 222 South 9th Street, P.O. Box 28, Minneapolis, Minnesota 55440.

DOES THE PLAN CREATE ANY LIENS ON THE FUNDS OR SECURITIES OF THE PLAN?

     The Plan and the contracts in connection therewith contain no provisions whereby any person has or may create a lien on any funds or securities held under the Plan.

                               REGIS CORPORATION

     We are incorporated in the State of Minnesota and have our principal executive office at 7201 Metro Boulevard, Minneapolis, Minnesota 55439. Our telephone number is (612) 947-7777.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-3 under the Securities Act of 1933 that registers the distribution of the shares of our common stock. The Registration Statement, including attached exhibits and schedules, contains additional information about us. The rules and regulations of the SEC allow us to omit some information included in the Registration Statement from this Prospectus.

     In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC, including this S-3 Registration Statement, at the following locations of the SEC:

Public Reference Room   New York Regional Office  Chicago Regional Office
450 Fifth Street, N.W.  7 World Trade Center      Citicorp Center
Washington, D.C. 20549  Suite 1300                500 West Madison Street
                        New York, New York 10048  Suite 1400
                                                  Chicago, Illinois 60661

     You can call the SEC at 1-800-SEC-0300 (1-800-732-0300) for further information on the operation of public reference rooms. You can also obtain copies of this information from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the applicable fees. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers who file information electronically with the SEC, including our company. The address of this internet site is http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them (File No. 011230) into this Prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, except for information that is superseded by information that is included directly in this Prospectus. This Prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us, our business, financial position, results of operations and cash flows. These documents are:

     - Our Annual Report on Form 10-K for the year ended June 30, 1999.

     - The information contained in our Proxy Statement dated September 17, 1999 for our Annual Meeting of Shareholders to be held on October 19, 1999.

     - The description of our common stock contained in our Registration Statement on Form 8-A, dated May 7, 1991.

     - All other documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus.

     You can obtain any of the documents incorporated by reference in this Prospectus from us or from the SEC in the manner discussed above. These documents are available from us without charge, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference in this Prospectus, by requesting them from us in writing or by telephone at the following address and phone number:

       Mr. Bert M. Gross
       Secretary
       Regis Corporation
       7201 Metro Boulevard
       Minneapolis, Minnesota 55439
       (612) 947-7777

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     We have not authorized anyone to give any information or make any representation about us that differs from, or adds to, the information in this Prospectus or in the documents incorporated by reference in this Prospectus. Therefore, if anyone does give you different or additional information, you should not rely on it.

     The detailed information appearing in the documents incorporated in this Prospectus by reference qualifies all information appearing in this Prospectus.

                                  THE OFFERING

Securities:.....................    200,000 shares of our common stock

Franchise Contributory Stock
Purchase Plan:..................    The offering is being made to the
                                    franchisees and their employees who qualify to purchase the shares under our Franchise
                                    Contributory Stock Purchase Plan. The
                                    purpose of the plan is to allow franchisees and their employees an opportunity to acquire an ownership interest in our company and to share in its future.

                                USE OF PROCEEDS

     We will not receive any proceeds from the transactions covered by this offering.

                              PLAN OF DISTRIBUTION

     This offering of common stock is not underwritten. The common stock will be purchased on the open market on behalf of the Plan's Participants which funds contributed by the Participants and a matching contribution of 5% by the Company.

     The offering is being made pursuant to the Company's Franchise Contributory Stock Purchase Plan. The Company has implemented the Franchise Contributory Stock Purchase Plan for each of its franchise systems. The objective of the Franchise Contributory Stock Purchase Plan is to allow franchisees and their employees an opportunity to acquire an ownership interest in the Company and share in its future.

                                 LEGAL OPINIONS

     We are being advised on the legality of the issuance of the common stock offered by this Prospectus by Bert M. Gross, our General Counsel.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Prospective investors may rely only on the information contained in this Prospectus or that we have referred you to. We have not authorized anyone to provide any other information. This Prospectus is not an offer to sell to, nor is it seeking an offer to buy these securities from, any person in any jurisdiction in which it is illegal to make an offer or solicitation. The information here is correct only on the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               REGIS CORPORATION

                                 200,000 Shares

                                  Common Stock


                                   ----------
                                   PROSPECTUS
                                   ----------


                                October 19, 1999



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of all expenses in connection with the issuance and distribution of the securities being registered:

                            ITEM                                 AMOUNT
                            ----                                ---------
Securities and Exchange Commission Registration Fee.........    $  949.00
Blue Sky Fees and Expenses..................................    $1,000.00*
Legal Fees and Expenses.....................................    $1,000.00*
Accounting Fees and Expenses................................    $1,000.00*
Transfer Agent Fees and Expenses............................    $  500.00*
Miscellaneous Expenses......................................    $  500.00*
                                                                ---------
     Total..................................................    $4,949.00*
                                                                =========

-------------------------
* Estimated Amounts.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 302A.521, Minnesota Statutes, provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties and fines including, without limitation, excise taxes assessed against each person with respect to any employee benefit plan, settlements, and reasonable expenses, including attorneys fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same penalties, fines, taxes and expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255 (regarding conflict of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons who were or are serving other organizations at the request of the corporation or whose duties involve or involved service for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

     The Company also maintains a directors and officers insurance policy, which insures the Company, its officers and directors against damages and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

ITEM 16. EXHIBITS

                                                                REGISTRATION
                                                                S-K EXHIBIT
                                                                   TABLE
                            ITEM                                 REFERENCE
                            ----                                ------------
Form of Stock Certificate (incorporated by reference to
  Exhibit 4.1 as part of Registration Statement No. 33-70142
  on Form S-1 filed November 19, 1993)......................         4.1
Opinion of Bert M. Gross....................................         5.1
Regis Corporation 1999 Franchise Contributory Stock Purchase
  Plan......................................................          20
Consent of PricewaterhouseCoopers LLP.......................        23.1
Consent of Bert M. Gross (included in Exhibit 5.1)..........        23.3

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective, and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant further hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 19th day of October, 1999.
                                          REGIS CORPORATION

                                          By:    /s/ PAUL D. FINKELSTEIN
                                             -----------------------------------
                                                    Paul D. Finkelstein,
                                                President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                             TITLE                     DATE
               ---------                             -----                     ----

            /s/ MYRON KUNIN              Chairman of the Board of        October 19, 1999
---------------------------------------    Directors
              Myron Kunin

        /s/ PAUL D. FINKELSTEIN          President, Chief Executive      October 19, 1999
---------------------------------------    Officer and Director
          Paul D. Finkelstein              (Principal Executive
                                           Officer)

          /s/ RANDY L. PEARCE            Executive Vice President,       October 19, 1999
---------------------------------------    Chief Administrative Officer
            Randy L. Pearce                and Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)

        /s/ CHRISTOPHER A. FOX           Director                        October 19, 1999
---------------------------------------
          Christopher A. Fox

          /s/ DAVID B. KUNIN             Director                        October 19, 1999
---------------------------------------
            David B. Kunin

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    EXHIBITS
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                               REGIS CORPORATION

                               INDEX TO EXHIBITS


REGISTRATION
S-K EXHIBIT
   TABLE
 REFERENCE                                                                   PAGE
------------                                                                 ----
   4.1         Form of Stock Certificate (incorporated by reference to
               Exhibit 4.1 as part of Registration Statement No. 33-70142 on Form S-1 filed November 19, 1993)........................
   5.1         Opinion of Bert M. Gross....................................
  20           Regis Corporation 1999 Franchise Contributory Stock Purchase
               Plan........................................................
  23.1         Consent of PricewaterhouseCoopers LLP.......................
  23.3         Consent of Bert M. Gross (included in Exhibit 5.1)..........